Exhibit 99.1

DFIN Reports Third-Quarter 2023 Results

CHICAGO – November 1, 2023 – Donnelley Financial Solutions, Inc. (NYSE: DFIN) (the “Company” or "DFIN") today reported financial results for the third quarter of 2023.

Highlights:

•
Record third-quarter software solutions net sales of $73.2 million, an increase of 5.3%, or 6.8% on an organic basis(a), from the third quarter of 2022; Software solutions net sales accounted for 40.7% of total net sales, up from 36.8% in the third quarter of 2022.
•
Third-quarter net earnings of $18.1 million, or $0.60 per diluted share, as compared to $19.2 million, or $0.62 per diluted share, in the third quarter of 2022.
•
Third-quarter Adjusted EBITDA(a) of $49.4 million, up $4.1 million, or 9.1%, from the third quarter of 2022; Third-quarter Adjusted EBITDA margin(a) of 27.4%, up approximately 340 basis points from the third quarter of 2022.
•
Gross leverage(a) of 0.8x and net leverage(a) of 0.8x as of September 30, 2023.
•
During the third quarter, the Company repurchased 310,365 shares for $14.8 million at an average price of $47.77 per share. As of September 30, 2023, the remaining share repurchase authorization was $106.3 million.

(a) Organic net sales, Adjusted EBITDA, Adjusted EBITDA margin, gross leverage and net leverage are non-GAAP financial measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

“We are pleased with our consolidated results for the third quarter, as we continued to execute our strategy to expand the adoption of our recurring regulatory and compliance offerings to drive more predictable performance. Total software solutions net sales increased 5.3%, or 6.8% on an organic basis, compared to the third quarter of 2022, similar to the growth rate we achieved in the second quarter of this year. Net sales of our recurring compliance software platform, which includes ActiveDisclosure and Arc Suite, increased by approximately 8% in aggregate, led by approximately 13% growth in Arc Suite net sales. Venue net sales grew nearly 9% in the third quarter and continued to deliver a much more consistent level of performance compared to the market for its primary use case, M&A” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “Adjusted EBITDA increased by $4.1 million, or 9.1%, and Adjusted EBITDA margin expanded to 27.4%, approximately 340 basis points higher than last year’s third quarter, despite continued softness in our transactional revenue as the market, while improved versus recent trend, remained weak. Our continued strong margin performance reflects the combination of our ongoing migration to a more favorable sales mix, permanent reductions to our cost structure and operating efficiencies, all of which enable DFIN to sustainably operate at a higher level of profitability across various market cycles.”

“Moving forward, our focus remains on investing to drive profitable, recurring revenue growth, including capturing opportunities from recurring compliance use cases such as Tailored Shareholder Reports. In mid-October, we launched the initial release of our Tailored Shareholder Reports’ SaaS product, providing investment company clients an end-to-end financial reporting solution. In addition to this opportunity, the combination of our leading compliance software platform and deep domain service expertise positions DFIN well to capture recurring revenue opportunities from current and future regulations,” Leib concluded.

Net Sales

Net sales in the third quarter of 2023 were $180.0 million, a decrease of $8.7 million, or 4.6% (a decrease of 4.2% on an organic basis), from the third quarter of 2022. Net sales decreased primarily due to lower capital markets transactional volumes, which decreased approximately $8.8 million year-over-year, lower capital markets compliance revenue and the impact of the EdgarOnline disposition, partially offset by higher software solutions net sales in Arc Suite, Venue and ActiveDisclosure.

Net Earnings

For the third quarter of 2023, net earnings were $18.1 million, or $0.60 per diluted share, as compared to $19.2 million, or $0.62 per diluted share, in the third quarter of 2022. Net earnings in the third quarter of 2023 included after-tax charges of $3.6 million, or $0.12 per diluted share, primarily related to share-based compensation expense. Net earnings in the third quarter of 2022 included after-tax charges of $4.5 million, or $0.15 per diluted share, primarily related to share-based compensation expense and restructuring, impairment and other charges, net.

Adjusted EBITDA and Non-GAAP Net Earnings

For the third quarter of 2023, Adjusted EBITDA was $49.4 million, an increase of $4.1 million as compared to the third quarter of 2022. Adjusted EBITDA margin was 27.4%, an increase of approximately 340 basis points as compared to the third quarter of 2022. The increase in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to the impact of cost control initiatives, price uplifts and lower selling expense as a result of the decrease in sales volume, partially offset by lower Capital Markets - Compliance and Communications Management segment net sales and incremental investments to accelerate the Company’s transformation.

For the third quarter of 2023, non-GAAP net earnings were $21.7 million, or $0.72 per diluted share, as compared to $23.7 million, or $0.77 per diluted share, in the third quarter of 2022.

Reconciliations of net sales to organic net sales, net earnings to Adjusted EBITDA, Adjusted EBITDA margin and non-GAAP net earnings are presented in the tables.

Company Results and Conference Call

DFIN's earnings press release for the third quarter of 2023, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that has been furnished to the SEC on November 1, 2023, is available on the Company's investor relations website at investor.dfinsolutions.com. A supplemental trending schedule of historical results, including additional breakouts of segment-level net sales, is also available on the Company's investor relations website.

DFIN will hold a conference call and webcast on November 1, 2023, at 9:00 a.m. Eastern time to discuss financial results for the third quarter of 2023, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release and related financial tables.

About DFIN

DFIN is a leading global risk and compliance solutions company. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on X (formerly Twitter) @DFINSolutions or on LinkedIn.

Investor Contact:

Mike Zhao

Investor Relations

investors@dfinsolutions.com

Use of Non-GAAP Information

This news release contains certain non-GAAP financial measures, including non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP selling, general and administrative expenses (“SG&A”), adjusted non-GAAP income from operations, adjusted non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, adjusted non-GAAP net earnings, adjusted non-GAAP diluted earnings per share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, which include non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP SG&A, adjusted non-GAAP income from operations, adjusted non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, adjusted non-GAAP net earnings and adjusted non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s non-income tax, net, accelerated rent expense, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges, net and gain or loss on certain investments, business sales and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign currency exchange rates and the impact of dispositions.

These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under "Special Note Regarding Forward-Looking Statements" and in Part I, Item 1A. Risk Factors of DFIN's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, those discussed under “Special Note Regarding Forward-Looking Statements” in DFIN’s Quarterly Reports on Form 10-Q and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$11.7	$34.2
Receivables, less allowances for expected losses of $19.3 in 2023 (2022 - $17.1)	189.7	163.5
Prepaid expenses and other current assets	25.9	28.1
Assets held for sale	2.6	2.6
Total current assets	229.9	228.4
Property, plant and equipment, net	14.8	17.6
Operating lease right-of-use assets	23.7	33.3
Software, net	86.6	75.6
Goodwill	405.8	405.8
Other intangible assets, net	5.6	7.8
Deferred income taxes, net	43.3	33.4
Other noncurrent assets	29.6	26.4
Total assets	$839.3	$828.3

Liabilities
Accounts payable	$37.2	$49.2
Operating lease liabilities	14.5	16.3
Accrued liabilities	145.1	159.3
Total current liabilities	196.8	224.8
Long-term debt	165.9	169.2
Deferred compensation liabilities	14.1	13.6
Pension and other postretirement benefits plans liabilities	40.5	42.9
Noncurrent operating lease liabilities	17.6	28.4
Other noncurrent liabilities	19.1	19.9
Total liabilities	454.0	498.8

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and outstanding: 37.9 shares and 29.1 shares in 2023 (2022 - 36.9 shares and 28.9 shares)	0.4	0.4
Treasury stock, at cost: 8.8 shares in 2023 (2022 - 8.0 shares)	(257.2)	(221.8)
Additional paid-in capital	299.3	280.2
Retained earnings	425.5	353.9
Accumulated other comprehensive loss	(82.7)	(83.2)
Total equity	385.3	329.5
Total liabilities and equity	$839.3	$828.3

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales
Tech-enabled services	$80.4	$87.4	$263.3	$312.4
Software solutions	73.2	69.5	219.0	210.9
Print and distribution	26.4	31.8	138.4	142.6
Total net sales	180.0	188.7	620.7	665.9
Cost of sales (a)
Tech-enabled services	29.3	35.3	99.6	113.2
Software solutions	25.9	29.0	81.2	85.1
Print and distribution	15.7	19.6	78.6	96.2
Total cost of sales	70.9	83.9	259.4	294.5
Selling, general and administrative expenses (a)	65.4	63.8	212.1	205.5
Depreciation and amortization	14.4	11.7	41.2	33.6
Restructuring, impairment and other charges, net	(0.3)	2.6	8.4	4.6
Other operating income, net	(0.2)	—	(0.6)	(0.2)
Income from operations	29.8	26.7	100.2	127.9
Interest expense, net	4.1	2.3	12.2	5.9
Investment and other income, net	(0.1)	(2.8)	(7.3)	(3.3)
Earnings before income taxes	25.8	27.2	95.3	125.3
Income tax expense	7.7	8.0	23.7	33.7
Net earnings	$18.1	$19.2	$71.6	$91.6

Net earnings per share:
Basic	$0.62	$0.64	$2.44	$2.93
Diluted	$0.60	$0.62	$2.36	$2.81
Weighted average number of common shares outstanding:
Basic	29.4	29.8	29.4	31.3
Diluted	30.3	30.9	30.4	32.6

__________

(a)
Exclusive of depreciation and amortization

	Three Months Ended September 30,		Nine Months Ended September 30,
Components of depreciation and amortization:	2023	2022	2023	2022
Cost of sales	$12.8	$10.9	$37.1	$31.3
Selling, general and administrative expenses	1.6	0.8	4.1	2.3
Total depreciation and amortization	$14.4	$11.7	$41.2	$33.6

Additional information:
Gross profit (b)	$96.3	$93.9	$324.2	$340.1
Exclude: Depreciation and amortization	12.8	10.9	37.1	31.3
Non-GAAP gross profit	$109.1	$104.8	$361.3	$371.4
Gross margin (b)	53.5%	49.8%	52.2%	51.1%
Non-GAAP gross margin	60.6%	55.5%	58.2%	55.8%

SG&A as a % of total net sales (a)	36.3%	33.8%	34.2%	30.9%
Operating margin	16.6%	14.1%	16.1%	19.2%
Effective tax rate	29.8%	29.4%	24.9%	26.9%

__________

(b)
Inclusive of depreciation and amortization

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Nine Months Ended September 30, 2023

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended September 30, 2023
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$96.3	$65.4	$29.8	16.6%	$18.1	$0.60
Exclude: Depreciation and amortization	12.8
Non-GAAP measures	109.1
Non-GAAP % of total net sales	60.6%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	(0.3)	(0.2%)	(0.3)	(0.01)
Share-based compensation expense	—	(6.1)	6.1	3.4%	4.2	0.14
Non-income tax, net	—	0.4	(0.4)	(0.2%)	(0.2)	(0.01)
Gain on sale of long-lived assets	—	—	(0.2)	(0.1%)	(0.1)	—
Total Non-GAAP adjustments (b)	—	(5.7)	5.2	2.9%	3.6	0.12
Adjusted Non-GAAP measures (b)	$109.1	$59.7	$35.0	19.4%	$21.7	$0.72

	For the Nine Months Ended September 30, 2023
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$324.2	$212.1	$100.2	16.1%	$71.6	$2.36
Exclude: Depreciation and amortization	37.1
Non-GAAP measures	361.3
Non-GAAP % of total net sales	58.2%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	8.4	1.4%	6.1	0.20
Share-based compensation expense	—	(17.1)	17.1	2.8%	9.1	0.30
Accelerated rent expense	0.5	(0.1)	0.6	0.1%	0.4	0.01
Non-income tax, net	—	0.8	(0.8)	(0.1%)	(0.5)	(0.02)
Gain on sale of long-lived assets	—	—	(0.6)	(0.1%)	(0.4)	(0.01)
Gain on investments in equity securities (c)	—	—	—	—	(5.0)	(0.16)
Total non-GAAP adjustments (b)	0.5	(16.4)	24.7	4.0%	9.7	0.31
Adjusted non-GAAP measures (b)	$361.8	$195.7	$124.9	20.1%	$81.3	$2.67

__________

(a)
Exclusive of depreciation and amortization.
(b)
Totals may not foot due to rounding.
(c)
Gain on investments in equity securities is recorded within investment and other income, net on the Company's Unaudited Condensed Consolidated Statements of Operations.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Nine Months Ended September 30, 2022

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended September 30, 2022
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$93.9	$63.8	$26.7	14.1%	$19.2	$0.62
Exclude: Depreciation and amortization	10.9
Non-GAAP measures	104.8
Non-GAAP % of total net sales	55.5%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	2.6	1.4%	2.0	0.06
Share-based compensation expense	—	(4.4)	4.4	2.3%	3.1	0.10
Accelerated rent expense	0.1	(0.1)	0.2	0.1%	0.1	—
Non-income tax, net	—	0.2	(0.2)	(0.1%)	(0.2)	(0.01)
COVID-19 related recoveries	(0.1)	—	(0.1)	(0.1%)	(0.1)	—
Gain on investment in an equity security (c)	—	—	—	—	(0.4)	(0.01)
Total Non-GAAP adjustments (b)	—	(4.3)	6.9	3.7%	4.5	0.15
Adjusted Non-GAAP measures (b)	$104.8	$59.5	$33.6	17.8%	$23.7	$0.77

	For the Nine Months Ended September 30, 2022
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$340.1	$205.5	$127.9	19.2%	$91.6	$2.81
Exclude: Depreciation and amortization	31.3
Non-GAAP measures	371.4
Non-GAAP % of total net sales	55.8%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	4.6	0.7%	3.4	0.10
Share-based compensation expense	—	(13.9)	13.9	2.1%	8.1	0.25
Accelerated rent expense	0.1	(0.1)	0.2	—	0.1	—
Non-income tax, net	—	0.7	(0.7)	(0.1%)	(0.5)	(0.02)
COVID-19 related recoveries	(0.2)	0.1	(0.3)	—	(0.2)	(0.01)
Gain on sale of long-lived assets	—	—	(0.2)	—	(0.2)	(0.01)
Gain on investment in an equity security (c)	—	—	—	—	(0.4)	(0.01)
Total non-GAAP adjustments (b)	(0.1)	(13.2)	17.5	2.6%	10.3	0.32
Adjusted non-GAAP measures (b)	$371.3	$192.3	$145.4	21.8%	$101.9	$3.13

__________

(a)
Exclusive of depreciation and amortization.
(b)
Totals may not foot due to rounding.
(c)
Gain on investment in an equity security is recorded within investment and other income, net on the Company's Unaudited Condensed Consolidated Statements of Operations.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Three Months Ended September 30, 2023 and 2022

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Three Months Ended September 30, 2023
Net sales	$46.5	$70.1	$26.7	$36.7	$—	$180.0
Income (loss) from operations	4.9	24.9	6.6	11.2	(17.8)	29.8
Operating margin %	10.5%	35.5%	24.7%	30.5%	nm	16.6%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	(0.5)	0.1	(0.1)	0.1	0.1	(0.3)
Share-based compensation expense	—	—	—	—	6.1	6.1
Non-income tax, net	(0.2)	(0.1)	(0.1)	—	—	(0.4)
Gain on sale of long-lived assets	—	(0.2)	—	—	—	(0.2)
Total Non-GAAP adjustments	(0.7)	(0.2)	(0.2)	0.1	6.2	5.2

Non-GAAP income (loss) from operations	$4.2	$24.7	$6.4	$11.3	$(11.6)	$35.0
Non-GAAP operating margin %	9.0%	35.2%	24.0%	30.8%	nm	19.4%

Depreciation and amortization	7.7	1.9	3.5	1.2	0.1	14.4
Adjusted EBITDA	$11.9	$26.6	$9.9	$12.5	$(11.5)	$49.4
Adjusted EBITDA margin %	25.6%	37.9%	37.1%	34.1%	nm	27.4%

Capital expenditures	$11.6	$1.8	$5.0	$0.4	$0.4	$19.2

For the Three Months Ended September 30, 2022
Net sales	$45.8	$83.3	$23.7	$35.9	$—	$188.7
Income (loss) from operations	4.4	22.2	3.9	10.5	(14.3)	26.7
Operating margin %	9.6%	26.7%	16.5%	29.2%	nm	14.1%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.1	1.8	0.1	0.4	0.2	2.6
Share-based compensation expense	—	—	—	—	4.4	4.4
Accelerated rent expense	—	0.1	—	—	0.1	0.2
Non-income tax, net	(0.2)	—	—	—	—	(0.2)
COVID-19 related recoveries	—	(0.1)	—	—	—	(0.1)
Total Non-GAAP adjustments	(0.1)	1.8	0.1	0.4	4.7	6.9

Non-GAAP income (loss) from operations	$4.3	$24.0	$4.0	$10.9	$(9.6)	$33.6
Non-GAAP operating margin %	9.4%	28.8%	16.9%	30.4%	nm	17.8%

Depreciation and amortization	6.0	1.5	3.0	1.2	—	11.7
Adjusted EBITDA	$10.3	$25.5	$7.0	$12.1	$(9.6)	$45.3
Adjusted EBITDA margin %	22.5%	30.6%	29.5%	33.7%	nm	24.0%

Capital expenditures	$6.8	$0.9	$4.6	$0.8	$1.5	$14.6

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Nine Months Ended September 30, 2023 and 2022

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Nine Months Ended September 30, 2023
Net sales	$137.9	$287.1	$81.1	$114.6	$—	$620.7
Income (loss) from operations	8.7	88.5	18.3	35.4	(50.7)	100.2
Operating margin %	6.3%	30.8%	22.6%	30.9%	nm	16.1%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	2.5	4.4	0.5	0.1	0.9	8.4
Share-based compensation expense	—	—	—	—	17.1	17.1
Accelerated rent expense	—	0.6	—	—	—	0.6
Non-income tax, net	(0.5)	(0.1)	(0.2)	—	—	(0.8)
Gain on sale of long-lived assets	—	(0.6)	—	—	—	(0.6)
Total Non-GAAP adjustments	2.0	4.3	0.3	0.1	18.0	24.7

Non-GAAP income (loss) from operations	$10.7	$92.8	$18.6	$35.5	$(32.7)	$124.9
Non-GAAP operating margin %	7.8%	32.3%	22.9%	31.0%	nm	20.1%

Depreciation and amortization	21.8	5.6	10.2	3.5	0.1	41.2
Adjusted EBITDA	$32.5	$98.4	$28.8	$39.0	$(32.6)	$166.1
Adjusted EBITDA margin %	23.6%	34.3%	35.5%	34.0%	nm	26.8%

Capital expenditures	$23.4	$4.8	$12.3	$1.4	$1.1	$43.0

For the Nine Months Ended September 30, 2022
Net sales	$136.8	$336.9	$74.1	$118.1	$—	$665.9
Income (loss) from operations	11.8	111.6	16.0	32.3	(43.8)	127.9
Operating margin %	8.6%	33.1%	21.6%	27.3%	nm	19.2%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	1.1	2.2	0.2	0.6	0.5	4.6
Share-based compensation expense	—	—	—	—	13.9	13.9
Accelerated rent expense	—	0.1	—	—	0.1	0.2
Non-income tax, net	(0.5)	(0.1)	(0.1)	—	—	(0.7)
COVID-19 related recoveries	—	(0.3)	—	—	—	(0.3)
Gain on sale of long-lived assets	—	(0.2)	—	—	—	(0.2)
Total Non-GAAP adjustments	0.6	1.7	0.1	0.6	14.5	17.5

Non-GAAP income (loss) from operations	$12.4	$113.3	$16.1	$32.9	$(29.3)	$145.4
Non-GAAP operating margin %	9.1%	33.6%	21.7%	27.9%	nm	21.8%

Depreciation and amortization	16.7	4.7	8.7	3.4	0.1	33.6
Adjusted EBITDA	$29.1	$118.0	$24.8	$36.3	$(29.2)	$179.0
Adjusted EBITDA margin %	21.3%	35.0%	33.5%	30.7%	nm	26.9%

Capital expenditures	$19.6	$3.6	$11.8	$2.1	$2.3	$39.4

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Nine Months Ended September 30,
	2023	2022
Operating Activities
Net earnings	$71.6	$91.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	41.2	33.6
Provision for expected losses on accounts receivable	10.8	6.2
Share-based compensation expense	17.1	13.9
Deferred income taxes	(10.2)	0.4
Net pension plan income	(0.5)	(0.7)
Gain on investments in equity securities	(6.9)	—
Amortization of right-of-use assets	9.5	12.1
Other	0.7	0.5
Changes in operating assets and liabilities:
Accounts receivable, net	(37.0)	(20.5)
Prepaid expenses and other current assets	1.8	(3.3)
Accounts payable	(13.8)	4.9
Income taxes payable and receivable	1.3	(1.7)
Accrued liabilities and other	(22.7)	(44.2)
Operating lease liabilities	(12.3)	(14.7)
Pension and other postretirement benefits plans contributions	(1.4)	(1.2)
Net cash provided by operating activities	49.2	76.9
Investing Activities
Capital expenditures	(43.0)	(39.4)
Proceeds from sales of investments in equity securities	9.9	—
Net cash used in investing activities	(33.1)	(39.4)
Financing Activities
Revolving facility borrowings	218.0	270.0
Payments on revolving facility borrowings	(221.5)	(202.5)
Treasury share repurchases	(35.4)	(150.0)
Proceeds from exercise of stock options	1.9	0.3
Finance lease payments	(1.7)	(1.4)
Net cash used in financing activities	(38.7)	(83.6)
Effect of exchange rate on cash and cash equivalents	0.1	2.4
Net decrease in cash and cash equivalents	(22.5)	(43.7)
Cash and cash equivalents at beginning of year	34.2	54.5
Cash and cash equivalents at end of period	$11.7	$10.8
Supplemental cash flow information:
Income taxes paid (net of refunds)	$32.4	$34.4
Interest paid	$12.8	$4.9
Non-cash investing activities:
Non-cash consideration from sale of investment in an equity security	$2.9	$—
Capitalized software included in accounts payable	$1.7	$1.4

Additional Information:
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$80.5	$83.3	$49.2	$76.9
Less: capital expenditures	19.2	14.6	43.0	39.4
Free Cash Flow	$61.3	$68.7	$6.2	$37.5

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Reported to Organic Net Sales - By Segment

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended September 30, 2023	$46.5	$70.1	$26.7	$36.7	$180.0

For the Three Months Ended September 30, 2022	$45.8	$83.3	$23.7	$35.9	$188.7

Net sales change	1.5%	(15.8%)	12.7%	2.2%	(4.6%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.4%	0.2%	1.3%	—	0.4%

Year-over-year impact of the EOL disposition	(3.3%)	—	—	—	(0.8%)

Net organic sales change	4.4%	(16.0%)	11.4%	2.2%	(4.2%)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Nine Months Ended September 30, 2023	$137.9	$287.1	$81.1	$114.6	$620.7

For the Nine Months Ended September 30, 2022	$136.8	$336.9	$74.1	$118.1	$665.9

Net sales change	0.8%	(14.8%)	9.4%	(3.0%)	(6.8%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	(0.1%)	(0.3%)	—	(0.1%)	(0.2%)

Year-over-year impact of the EOL disposition	(3.4%)	—	—	—	(0.7%)

Net organic sales change	4.3%	(14.5%)	9.4%	(2.9%)	(5.9%)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Reported to Organic Net Sales - By Services and Products

(UNAUDITED)

(in millions)

	Tech-enabled Services	Software Solutions	Print and Distribution	Consolidated
Reported Net Sales:
For the Three Months Ended September 30, 2023	$80.4	$73.2	$26.4	$180.0

For the Three Months Ended September 30, 2022	$87.4	$69.5	$31.8	$188.7

Net sales change	(8.0%)	5.3%	(17.0%)	(4.6%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.1%	0.7%	0.3%	0.4%

Year-over-year impact of the EOL disposition	—	(2.2%)	—	(0.8%)

Net organic sales change	(8.1%)	6.8%	(17.3%)	(4.2%)

	Tech-enabled Services	Software Solutions	Print and Distribution	Consolidated
Reported Net Sales:
For the Nine Months Ended September 30, 2023	$263.3	$219.0	$138.4	$620.7

For the Nine Months Ended September 30, 2022	$312.4	$210.9	$142.6	$665.9

Net sales change	(15.7%)	3.8%	(2.9%)	(6.8%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	(0.3%)	(0.1%)	(0.3%)	(0.2%)

Year-over-year impact of the EOL disposition	—	(2.2%)	—	(0.7%)

Net organic sales change	(15.4%)	6.1%	(2.6%)	(5.9%)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Net Earnings to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net earnings	$82.5	$18.1	$37.7	$15.8	$10.9
Adjustments
Restructuring, impairment and other charges, net	11.5	(0.3)	(2.2)	10.9	3.1
Share-based compensation expense	22.5	6.1	6.7	4.3	5.4
Accelerated rent expense	1.2	—	0.1	0.5	0.6
Loss on sale of a business	0.7	—	—	—	0.7
Disposition-related expenses	0.1	—	—	—	0.1
Gain on investments in equity securities	(6.9)	—	(0.2)	(6.7)	—
Non-income tax, net	(1.0)	(0.4)	(0.2)	(0.2)	(0.2)
Gain on sale of long-lived assets	(0.6)	(0.2)	(0.1)	(0.3)	—
COVID-19 related recoveries	(0.2)	—	—	—	(0.2)
Depreciation and amortization	53.9	14.4	14.4	12.4	12.7
Interest expense, net	15.5	4.1	4.6	3.5	3.3
Investment and other income, net	(0.6)	(0.1)	(0.1)	(0.2)	(0.2)
Income tax expense	26.8	7.7	13.6	2.4	3.1
Total Non-GAAP adjustments	122.9	31.3	36.6	26.6	28.4
Adjusted EBITDA	$205.4	$49.4	$74.3	$42.4	$39.3

Tech-enabled services	$331.8	$80.4	$104.5	$78.4	$68.5
Software solutions	287.7	73.2	75.7	70.1	68.7
Print and distribution	168.9	26.4	61.9	50.1	30.5
Total net sales	$788.4	$180.0	$242.1	$198.6	$167.7

Adjusted EBITDA margin %	26.1%	27.4%	30.7%	21.3%	23.4%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Net Earnings to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Net earnings	$117.2	$19.2	$46.0	$26.4	$25.6
Adjustments
Restructuring, impairment and other charges, net	11.3	2.6	0.2	1.8	6.7
Share-based compensation expense	19.2	4.4	5.9	3.6	5.3
Accelerated rent expense	0.2	0.2	—	—	—
LSC multiemployer pension plans obligations	(2.3)	—	—	—	(2.3)
Non-income tax, net	(0.9)	(0.2)	(0.2)	(0.3)	(0.2)
Gain on investment in an equity security	(0.5)	(0.5)	—	—	—
COVID-19 related recoveries	(0.3)	(0.1)	(0.2)	—	—
Gain on sale of long-lived assets, net	(0.2)	—	(0.2)	—	—
Depreciation and amortization	44.0	11.7	11.2	10.7	10.4
Interest expense, net	15.4	2.3	2.1	1.5	9.5
Investment and other income, net	(3.9)	(2.3)	(0.3)	(0.2)	(1.1)
Income tax expense	41.1	8.0	18.1	7.6	7.4
Total Non-GAAP adjustments	123.1	26.1	36.6	24.7	35.7
Adjusted EBITDA	$240.3	$45.3	$82.6	$51.1	$61.3

Tech-enabled services	$437.3	$87.4	$133.3	$91.7	$124.9
Software solutions	284.7	69.5	71.6	69.8	73.8
Print and distribution	176.7	31.8	61.3	49.5	34.1
Total net sales	$898.7	$188.7	$266.2	$211.0	$232.8

Adjusted EBITDA margin %	26.7%	24.0%	31.0%	24.2%	26.3%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	September 30, 2023		December 31, 2022		September 30, 2022
Availability
Stated amount of the Revolving Facility (a)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	—		—		—
Amount available under the Revolving Facility	300.0		300.0		300.0

Usage
Borrowings under the Revolving Facility	41.5		45.0		67.5
Impact on availability related to outstanding letters of credit	1.0		—		—
Amount used under the Revolving Facility	42.5		45.0		67.5

Availability under the Revolving Facility	257.5		255.0		232.5

Cash and cash equivalents	11.7		34.2		10.8

Net Available Liquidity	$269.2		$289.2		$243.3

Term Loan A Facility	$125.0		$125.0		$125.0
Borrowings under the Revolving Facility	41.5		45.0		67.5
Unamortized debt issuance costs	(0.6)		(0.8)		(0.8)
Total debt	$165.9		$169.2		$191.7

Adjusted EBITDA for the twelve months ended September 30, 2023 and 2022, and the year ended December 31, 2022	$205.4		$218.3		$240.3

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	0.8	x	0.8	x	0.8	x

Non-GAAP Net Debt (defined as total debt less cash and cash equivalents)	154.2		135.0		180.9

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	0.8	x	0.6	x	0.8	x

__________

(a)
The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Consolidated Net Leverage Ratio, both as defined and calculated in the credit agreement. As of September 30, 2023, there were $41.5 million of borrowings outstanding under the Revolving Facility as well as $2.5 million in outstanding letters of credit and bank guarantees, of which $1.0 million of the outstanding letters of credit reduced the availability under the Revolving Facility. Based on the Company’s results of operations for the twelve months ended September 30, 2023 and existing debt, the Company would have had the ability to utilize the remaining $257.5 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the Revolving Facility agreement.